UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ___)

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☐    Preliminary Proxy Statement
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☐    Definitive Proxy Statement
☒   Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

JOHN HANCOCK INVESTMENT TRUST
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Your immediate attention is required

Dear Fundamental Large Cap Core Fund shareholder:

We recently sent you a request to vote on a proposed merger of your fund into John Hancock Large Cap Equity Fund. Your fund’s trustees support this merger because it is expected to provide lower expenses and offers continuity of management. John Hancock Large Cap Equity Fund offers a similar investment strategy and historically solid performance.

Our records indicate you have not yet voted

Please take a moment to vote today. Your vote will ensure we have a sufficient number of votes in time for the January 19, 2016, special meeting of shareholders. It will also help save on the cost of additional solicitations.

How to vote

Online: by visiting the website on your proxy card(s) and entering your control number

Phone: by calling the number listed on your proxy card(s) 24 hours a day, 7 days a week.

Mail: Complete the proxy card(s) enclosed and return it in the postage-paid envelope.

You may also speak with a proxy specialist by calling 888-399-4011, Monday through Friday, 9:00 a.m. – 6:00 p.m., Eastern Time. The proxy specialist is available to answer any questions and to record your vote.

John Hancock Funds, LLC Member FINRA, SIPC

601 Congress Street Boston, MA 02210-2805                800-225-5291                 jhinvestments.com

Your immediate attention is required

Dear Fundamental Large Cap Core Fund shareholder:

We recently sent you a request to vote on a proposed merger of your fund into John Hancock Large Cap Equity Fund. Your fund’s trustees support this merger because it is expected to provide lower expenses and offers continuity of management. John Hancock Large Cap Equity Fund offers a similar investment strategy and historically solid performance.

Our records indicate you have not yet voted

Please take a moment to vote today. Your vote will ensure we have a sufficient number of votes in time for the January 19, 2016, special meeting of shareholders. It will also help save on the cost of additional solicitations.

How to vote

Online: Visit www.2voteproxy.com/jhf.

Phone: Call 800-830-3542, 24 hours a day, 7 days a week.

Mail: Complete the proxy card(s) enclosed and return it in the postage-paid envelope.

You may also speak with a proxy specialist by calling 888-399-4011, Monday through Friday, 9:00 a.m. – 6:00 p.m., Eastern Time. The proxy specialist is available to answer any questions and to record your vote.

John Hancock Funds, LLC Member FINRA, SIPC

601 Congress Street Boston, MA 02210-2805                800-225-5291                 jhinvestments.com